Exhibit 4.3



ALAMCO, INC.
1992 EMPLOYEES STOCK OPTION PLAN, AS AMENDED

1. Purpose of the Plan. The Alamco, Inc. 1992 Employees Stock Option Plan (the "Plan") is intended to provide incentives to certain officers and key management employees of Alamco, Inc. (the "Company") and any of its subsidiaries through the grant to such officers and key employees of options ("Options") to purchase shares of the Company's Common Stock, par value $.10 per share ("Common Stock"), and by enabling such officers and employees to participate in the long-term growth and financial success of the Company. It is believed that the grant of such options will motivate such officers and employees, by means of perfor-mance-related incentives, to achieve long-range performance goals.

2. Stock Subject to the Plan. The maximum number of shares of Common Stock to be issued pursuant to all grants made under the Plan shall be 250,000, unless such aggregate number of shares shall be adjusted as provided in Section 9 hereof. If, for any reason, an Option lapses, expires or terminates prior to its exercise, the unpurchased shares of Common Stock covered by such Option shall again be available for the granting of new Options under the Plan. Shares of Common Stock to be issued pursuant to the Plan may be authorized and unissued shares of Common Stock, treasury shares or a combination thereof.

3. Incentive and Nonqualified Stock Options. Options granted pursuant to the Plan may be either incentive stock Options ("Incentive Stock Options") which qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or Options which do not qualify under that Section ("Nonqualified Stock Options").

4. Administration. The Plan shall be administered by the Compensation Committee (the "Committee") of the Company's Board of Directors (the "Board"), which Committee shall consist of not less than two members of the Board who are "disinterested persons" within the meaning of Rule 16b-3 (c) (2) (i) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Committee shall, within the limits of the Plan, select eligible persons for participation and determine the number of shares subject to each Option and whether Options with respect thereto shall be Incentive Stock Options, Nonqualified Stock Options or a combination thereof, the time and conditions of exercise of each Option, the amounts, if any, of any additional compensation which may be provided pursuant to Section 8 hereof and all other terms and conditions of each Option not specified in the Plan. The interpretation, construction and applica-tion by the Committee of any of the provisions of the Plan or any Option granted under the Plan shall be final and binding on the Company and its subsidiaries, all optionees, their legal representatives and any person who may acquire the Option directly from the optionee by bequest or inheritance. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

5. Participants. Pursuant to the Plan, the Committee may grant Options to officers and other key management employees of the Company (including members of the Board who are employees of the Company) or its subsidiaries on terms and conditions not inconsistent with the Plan.

6. Terms of Options. Each Option granted under the Plan shall be evidenced by a written agreement (the "Option Agreement") between the Company and the optionee containing the following terms and conditions and such other terms and conditions, not inconsistent with the Plan, as the Committee shall determine:

           (a) Number of Shares. Each Option Agreement shall state the number of shares to which the Option relates.

           (b) Exercise Price. Each Option Agreement shall state the exercise price per share of the Option, which shall be equal to 100% of the fair market value per share of the Common Stock on the date of the granting of the Option, except for certain Incentive Stock Options described in Section 6(g) hereof. The fair market value shall be deemed to be the closing price of the Common Stock on the American Stock Exchange on the relevant date, or if no sale of the Common Stock shall have been made on the relevant date, on the next preceding day on which there was a sale of the Common Stock. The date on which the Committee approves the granting of an Option shall, unless the Committee determines otherwise, be considered the date on which such Option is granted.

           (c) Medium and Time of Payment. The Option exercise price shall be payable in full in United States dollars upon the exercise of the Option and may be paid in cash or by cashier's or certified check. Notwithstanding the preceding sentence, unless otherwise provided in the Option Agreement, an optionee may use shares of Common Stock which were acquired by the optionee more than six months prior to the Option exercise date to pay the exercise price. If this alternative medium of payment is chosen, the Common Stock surrendered by the optionee in payment of the exercise price shall be deemed to be the equiva-lent of cash in the amount of that Common Stock's fair market value (determined in accordance with Section 6(b)) as of the date of the exercise of the Options.

           (d) Duration of Options. Each Option Agreement shall state the expiration date of the Option to which it relates, which expiration date shall be determined by the Committee, but shall not be later than midnight of the day preceding the tenth anniversary of the date the Option is granted except for certain Incentive Stock Options described in Section 6(g) hereof.

           (e) Limitations on Exercise. Subject to such limitations on exercise as shall be considered appropriate by the Committee and set forth in Option Agreements, Options granted pursuant to the Plan may be exercised in whole or in part at any time (or from time to time) after the expiration of six months from the date of grant of such Options and prior to their expiration date; provided, however, that, Options may not be exercised prior to the approval of the Plan by the stockholders of the Company; and provided, further, that, except as provided in Subsection (f) of this Section 6 and Section 9 hereof, Options shall expire at the earlier of (i) 30 days after the optionee ceases to be an employee of the Company or one of its subsidiaries and (ii) the generally applicable expiration date of such Options. Nothing contained in this Subsection (e) shall permit Options which were not exercisable at the time an optionee ceases to be an employee of the Company or one of its subsidiaries to be exercised after such cessation.

           (f) Exercise after Death or Disability. If the optionee dies without having exercised an Option for the full number of shares with respect to which it was exercisable at the time of his death, such Option shall remain exercisable with respect to such number of shares until the earlier of (i) one year from the date of death and (ii) the generally applicable expiration date of such Option. In such event, such Option may be exercised by the person or persons to whom the optionee's rights under such Option shall pass by will or by applicable law of descent and distribution, or if no such person has such rights, by his executor or administrator. If the optionee becomes totally and permanently disabled (within the meaning of Section 22(c) (3) of the Code) without having exercised an Option for the full number of shares with respect to which it was exercisable at the time of such disability, such Option shall remain exercisable by the optionee with respect to such number of shares until the earlier of (i) one year from the date of disability and (ii) the generally applicable expiration date of such Option. Nothing contained in this Subsec-tion (f) shall permit Options which were not exercisable at the time of the optionee's death or disability to be exercised after such death or disability.

           (g) Incentive Stock Option Terms. Any Option intended to be an Incentive Stock Option shall be designated as such in the applicable Option Agreement. No Incentive Stock Option shall be granted to any person who, at the time the Option is granted, owns more than 10% of the total combined voting power of all classes of stock of the Company and any of its subsidiaries unless the exercise price of such Incentive Stock Option is at least 110% of the fair market value of the Common Stock subject to such Option (determined in accor-dance with Section 6(b)) on the date of grant and the Option by its terms is not exercisable after the expiration of five years from the date the Option is granted. In addition, the aggregate fair market value (determined as of the date of grant, in accordance with Section 6(b)) of the Common Stock (together with all other stock of the Company and all stock of any of its subsidiaries) with respect to which Incentive Stock Options granted to an optionee under all plans of the Company and any of its subsidiaries first became exercisable during any calendar year shall not exceed $100,000.

           (h) Non-Transferability of Options. Each Option Agreement shall state that the Option is not transferable or assignable by the optionee other-wise than by will or the laws of descent and distribution, and that it is exercisable, during the optionee's lifetime, only by him.

           (i) No Rights as a Stockholder. An optionee or a transferee of an Option shall have no rights as a stockholder of the Company with respect to any shares covered by an Option until the date of the issuance of a stock certifi-cate to him for such shares. No adjustment shall be made for dividends (ordi-nary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 9 hereof.

           (j) No Employment Commitment. Neither the grant of an Option hereunder nor the execution of an Option Agreement by the Company evidencing the grant of such Option shall be interpreted or construed as imposing upon the Company or any of its subsidiaries an obligation to retain the services of an optionee for any stated period of time, which employment shall continue to be at the pleasure of the Company, or the subsidiary of the Company by whom the optionee is employed, at such compensation as it shall determine.

7. Tax Withholding. The Company shall notify the optionee of the amount of withholding tax, if any, in connection with any Option which must be paid under federal, state and local law. The Company shall, in the discretion of the Company, but with the consent of the Committee, arrange for payment for such withholding taxes in any one or combination of the following ways: (i) accept-ance of an amount in cash paid by the optionee, (ii) deduction of amounts for withholding taxes from optionee's regular salary payments, (iii) deduction of amounts for withholding taxes from amounts of cash payable to the optionee upon exercise of the Option and/or (iv) reduction in the number of shares to be issued pursuant to such exercise by that number of shares having a fair market value (determined in accordance with Section 6(b)) equal to the amount of such withholding tax. If the full amount of the withholding tax is not recovered in the above manner, the optionee shall, forthwith upon receipt of notice, remit the deficiency to the Company. No certificates for shares acquired pursuant to exercise of an Option shall be issued or delivered to an optionee until all applicable taxes shall have been satisfied in full.

8. Additional Compensation. Unless the applicable Option Agreement provides otherwise, if an optionee (or any person exercising the Option after the optionee's death in accordance with the provisions of Section 6 hereof) exercis-es an Option, in whole or in part, and as a direct result thereof he is deemed under the applicable federal or state income tax law to have realized taxable ordinary compensation income, the Company or the Company's subsidiary by which such optionee is or was employed shall pay in cash to such optionee or such other person, as additional compensation for the optionee's services, an amount equal to the lesser of (a) the sum of (i) the amount by which the state and federal income tax liability of the Company or such subsidiary shall be reduced in any taxable year as a direct result of the allowance of a deduction on account of the exercise of the Option in whole or in part and (ii) the amount by which the federal and state income tax liability of the Company or such subsid-iary shall be reduced in any taxable year on account of the making of such cash payment to such optionee or to such person and (b) an amount which, after the application of federal and state income taxes to such cash payment, equals the additional federal and state income tax payable by such optionee or such person on account of his exercise of the Option.

9. Adjustments for Changes in Capitalization or Corporate Reorganizations. If the Company shall at any time increase or decrease the number of its outstanding shares of Common Stock or change in any way the rights and privileges of such shares by means of the payment of a stock dividend or any other distribution upon such shares payable in Common Stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Common Stock, then in relation to the Common Stock that is affected by one or more of the above events, the numbers, rights and privileges of the following shall be increased, decreased or changed in like manner as if they had been issued and outstanding, fully paid and nonassessable at the time of such occurrence: (i) the maximum number of shares of Common Stock to the Plan; and
(ii) the number of shares of Common Stock subject to Option.

     If the Company shall effect a merger, consolidation, or other reorganiza-tion pursuant to which the outstanding shares of Common Stock shall be exchanged for cash or other property (including other shares or securities of the Company or of another corporation which is a party (or an affiliate of such property) to such merger, consolidation, or other reorganization), the Company shall use its best efforts to provide in any agreement or plan which it enters into or adopts to effect any such merger, consolidation or other reorganization that any optionee under the Plan shall have the right to purchase, at the aggregate exercise price provided for in the Option Agreement and on the same terms and conditions, the kind and number of shares or other securities of the Company or such other corporation (or right to receive cash) which would have been issuable to him in respect of the number of shares of Common Stock which were subject to such Option immediately prior to the effective date of such merger, consolida-tion or other reorganization if such shares had been then owned by him (includ-ing shares which relate to an Option not yet exercisable), provided, however, that in the event such agreement or plan does not grant the optionee such right within 10 days preceding the effective date of such merger, consolidation, or other reorganization, all Options then exercisable will continue to be exercis-able at the exercise prices set forth in the Option Agreement and all Options not yet exercisable shall become immediately exercisable at the exercise prices set forth in the Option Agreement.

10. Indemnification of Directors. In addition to such other rights of indemni-fication as they may have as directors, the members of the Board (including without limitation members of the Committee) shall be indemnified by the Company against the reasonable expenses, including attorneys' fees actually and neces-sarily incurred in connection with the defense of any action, suit or proceed-ing, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connec-tion with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfac-tion of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding, that such member is liable for negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any such action, suit or proceeding a member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

11. Effective Date and Term of Plan. The Plan shall be submitted to the stockholders of the Company for approval at the 1992 Annual Meeting of Stock-holders and any adjournment thereof, and, if approved by the holders of a majority of the shares of Common Stock within twelve months after March 20, 1992, the date the Plan was adopted by the Board, shall become effective as of March 20, 1992. The Plan shall terminate March 20, 2002, unless terminated prior thereto by action of the Board. No further grants shall be made under the Plan after termination, but termination shall not affect the right of any participant under any grants made prior to termination (including rights with respect to Options not yet exercisable).

     Notwithstanding anything to the contrary, this Plan and all Options granted hereunder prior to approval by the holders of a majority of the shares of Common Stock present in person or by proxy at the 1992 Annual Meeting of Stockholders or any adjournment thereof shall become null and void if not approved by such stockholders within one year after approval of this Plan by the Board.

12. Amendments. The Plan may be amended by the Board in any respect except that no amendment may be made without stockholder approval if such amendment would increase the maximum number of shares available for issuance under the Plan, change the designation of persons eligible to receive Options under the Plan, or change the exercise price at which shares may be sold pursuant to Options under the Plan.

13.  Rule 16b-3 Compliance.   It is intended that this Plan comply with Rule
16b-3 under the Exchange Act and all interpretations of the Plan shall be consistent with such Rule and the Exchange Act. In order to maintain compliance with such Rule and the Exchange Act, the Committee may make such rules and impose such limitations as it deems advisable.

14. Governing Law. The Plan shall be governed by and all rights and designa-tions under the Plan shall be construed in accordance with the laws of the State of Delaware.




Date approved by Board of Directors:  March 20, 1992
     Amendment approved:  March 24, 1995

Date approved by Stockholders:  May 8, 1992
     Amendment approved:  May 12, 1995